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Exhibit 14(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Other Service Contracts" and "Experts" in the Registration Statement (Form N-14) and related Proxy/Prospectus of Scudder Spain and Portugal Fund, Inc., and to the incorporation by reference therein of our report dated January 20, 1998 with respect to the financial statements of The Growth Fund of Spain, Inc., filed with the Securities and Exchange Commission in this initial filing under the Securities Act of 1933.


                                             ERNST & YOUNG LLP

Chicago, Illinois
April 30, 1998